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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants and Reports to Shareholders" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
Milwaukee, Wisconsin
March 13, 1997